                                                                    Exhibit 99.2


                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

         The undersigned hereby consents, pursuant to Rule 438 under the Securities Act of 1933, as amended, to the references to him in the proxy/information statement-prospectus of Instinet Group Incorporated and Island Holding Company, Inc., which is part of this Registration Statement on Form S-4 of Instinet Group Incorporated, with respect to his being elected or appointed as a director of Instinet Group Incorporated under the circumstances described therein.

                                                      /s/ C. Kevin Landry
                                                      --------------------------
                                                          C. Kevin Landry

Signed this 8th day of July, 2002

in Boston, Massachusetts.